Exhibit k.10

EXECUTION VERSION

AMENDMENT NO. 2 TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 2 TO THE AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is dated as of March 11, 2015, among FS Senior Funding LLC, as the borrower (in such capacity, the “Borrower”), Natixis, New York Branch, as the administrative agent (in such capacity, the “Administrative Agent”), each of the lenders party to the Credit Agreement (as defined below) (each, in such capacity, a “Lender”) and U.S. Bank National Association, as the collateral agent (in such capacity, the “Collateral Agent”) and as the custodian (the “Custodian”). Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement.

RECITALS

WHEREAS, the Borrower, the Administrative Agent, the Lenders, the Collateral Agent and the Custodian have entered into the Amended and Restated Credit Agreement, dated as of October 16, 2014 (as amended by Amendment No. 1 to the Credit Agreement, dated as of December 1, 2014, and as may be further amended, modified, supplemented, waived or restated from time to time, the “Credit Agreement”);

WHEREAS, pursuant to and in accordance with Section 12.5 of the Credit Agreement, the parties hereto desire to amend the Credit Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.   AMENDMENT.

Subclause (n) of the definition of “Concentration Limitations” in Section 1.1 of the Credit Agreement is hereby deleted and replaced in its entirety by the following:

“(n) not more than 10.0% consist of Collateral Loans that have a maturity date that falls in the one-year period after the Stated Maturity.”

SECTION 2.   AGREEMENTS IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, all provisions of the Credit Agreement are hereby ratified and shall remain in full force and effect. After this Amendment becomes effective, all references to the Credit Agreement and corresponding references thereto or therein such as “hereof,” “herein,” or words of similar effect referring to the Credit Agreement shall be deemed to mean the Credit Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Credit Agreement other than as expressly set forth herein, and shall not constitute a novation of the Credit Agreement.

SECTION 3.   REPRESENTATIONS.

The Borrower represents and warrants to the Secured Parties, that (a) each of the representations and warranties set forth in Article IV of the Credit Agreement and in each of the other Loan Documents is true and correct in all material respects, except that those representations and warranties set forth in said Article IV and the other Loan Documents that contain a materiality or Material Adverse Effect qualifier are true and correct in all respects, in each case on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of an earlier date, such representation or warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date), and as if each reference in said Article IV to “this Agreement” included reference to the Credit Agreement, as amended hereby, and to “Loan Documents” included reference to this Amendment as one of the Loan Documents, (b) no Default or Event of Default has occurred and is continuing.

SECTION 4.   CONDITIONS TO EFFECTIVENESS.

(a)        Execution. The effectiveness of this Amendment is conditioned upon delivery of executed signature pages by all parties hereto to the Administrative Agent.

(b)        Fees. The Borrower shall have paid all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the Collateral Agent (including reasonable and documented fees and expenses of counsel to the Administrative Agent and the Collateral Agent) incurred in connection with this Amendment.

(c)        Rating Condition. The Rating Condition shall have been satisfied.

SECTION 5.   CONFIRMATION OF SECURITY. The Borrower (a) confirms its obligations under the Credit Agreement and the other Loan Documents and (b) confirms that its obligations under the Credit Agreement, as amended hereby, are entitled to the benefits of the pledges set forth in the Credit Agreement and any other Loan Documents. Each party, by its execution of this Amendment, hereby confirms that the Obligations shall remain in full force and effect, and such Obligations shall continue to be entitled to the benefits of the grant set forth in the Granting Clause of the Credit Agreement

SECTION 6.   NOTICE TO OTHER PARTIES. The Borrower shall, promptly following the execution of this Amendment, provide copies hereof to each Lender, the Administrative Agent, the Collateral Agent and DBRS.

SECTION 7.   DIRECTION. The Administrative Agent and the Lenders hereby authorize, direct and consent to the execution of this Amendment by the Collateral Agent and Custodian.

SECTION 8.   MISCELLANEOUS.

(a)        This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)        The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)        This Amendment may not be amended or otherwise modified except as provided in the Credit Agreement.

(d)        The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment or the Credit Agreement.

(e)        Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural number, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)        This Amendment and the Credit Agreement represent the final agreement among the parties only with respect to the matters expressly set forth therein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements among the parties. There are no unwritten oral agreements among the parties with respect to such matters.

(g)        THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE CREDIT AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS SET FORTH IN THE CREDIT AGREEMENT.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FS SENIOR FUNDING LLC, as the Borrower

By:	/s/ Ivelin M. Dimitrov
Name: Ivelin M. Dimitrov
Title: Chief Executive Officer

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

FS Senior Funding LLC

Amendment to Credit Agreement

NATIXIS, NEW YORK BRANCH, as the Administrative Agent

By:	/s/ Michael E. Hopson
Name: Michael E. Hopson
Title: Managing Director

By:	/s/ Daniel Strong
Name: Daniel Strong
Title: Executive Director

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

FS Senior Funding LLC

Amendment to Credit Agreement

VERSAILLES ASSETS LLC, as Class A-R Lender

By:	/s/ Bernard J. Angelo
Name: Bernard J. Angelo
Title: Senior Vice President

By:	/s/ John L. Fridlington
Name: John L. Fridlington
Title: Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

FS Senior Funding LLC

Amendment to Credit Agreement

BLEACHERS FINANCE 1 LIMITED, as Class A-T-2 Lender

By:	/s/ Josh Borg
Name: Josh Borg
Title: Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

FS Senior Funding LLC

Amendment to Credit Agreement

FIFTH THIRD BANK, as Class A-T-1 Lender

By:	/s/ Andrew D. Jones
Name: Andrew D. Jones
Title: Director

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

FS Senior Funding LLC

Amendment to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as the Collateral Agent and as the Custodian

By:	/s/ Jon Sammarco
Name: Jon Sammarco
Title: Vice President

FS Senior Funding LLC

Amendment to Credit Agreement